                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                                                    JURISDICTION OF
     NAME                                            INCORPORATION
     ----                                           ---------------

Chastain GP Holdings, Inc.                               Georgia

Chastain LP Holdings, Inc.                               Georgia